UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 26, 2014
Date of Report (Date of earliest event reported)

Annie’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35470	20-1266625
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)
1610 Fifth Street
Berkeley, CA 94710
(Address of principal executive offices, including zip code)

(510) 558-7500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2014, Amanda K. Martinez, Executive Vice President and Chief Supply Chain and People Officer, tendered her resignation. Ms. Martinez is pursuing a new assignment, but will continue to work with Annie’s, Inc. (the “Company”) to ensure a seamless transition following her departure.
On March 28, 2014, the Company entered into a Transition and Separation Agreement with Ms. Martinez (the “Transition Agreement”). Pursuant to the Transition Agreement, Ms. Martinez’s resignation is effective as of the end of the day on April 4, 2014. Until such time, Ms. Martinez will continue to perform such duties and special projects as are assigned to her by the Chief Executive Officer of the Company to assist in the transition. If Ms. Martinez executes and does not revoke a release of claims against the Company in connection with the termination of her employment, she will receive a lump sum payment equal to $12,000.
The foregoing summary of the material terms of the Transition Agreement is qualified in its entirety by the Transition Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Transition and Separation Agreement dated March 28, 2014, between Annie’s, Inc. and Amanda K. Martinez*
*Includes a management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annie’s, Inc.

Date: March 31, 2014	By:	/s/ Zahir M. Ibrahim
Zahir M. Ibrahim
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Transition and Separation Agreement dated March 28, 2014, between Annie’s, Inc. and Amanda K. Martinez*
*Includes a management contract or compensatory plan or arrangement